Exhibit 5.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

May 8, 2003

(310) 552-8500

C 87007-01420

(310) 551-8741

Standard Pacific Corp.

15326 Alton Parkway

Irvine, CA 92618

Re:	Standard Pacific Corp.

Registration Statement on Form S-3 (File No. 333-104037)

Ladies and Gentlemen:

As counsel for Standard Pacific Corp., a Delaware corporation (the “Company”), we are familiar with the Company’s registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on March 26, 2003, as amended, with respect to the offering and sale from time to time by (a) the Company of up to $514,000,000 aggregate offering price of any of the following: (i) one or more series of the Company’s debt securities (the “Debt Securities”), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities; (ii) shares of the Company’s preferred stock, par value $.01 per share (the “Preferred Stock”); (iii) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); and/or (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”), and (b) certain selling security holders named in the Registration Statement (the “Selling Security Holders”) of up to 1,500,000 shares of Common Stock. The Debt Securities, Preferred Stock, Common Stock and Warrants are herein collectively referred to as the “Securities.” All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

We are familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such

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documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons other than the Company signing such documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein and subject to completion of the corporate action proposed to be taken by the Company referred to above (including without limitation the due reservation of the Common Stock and Preferred Stock for issuance, the due authorization, approval and filing of the Certificate of Designations (as defined below), the due authorization, execution and delivery of the Indenture(s) pursuant to which the Debt Securities will be issued (the “Indenture”), the due establishment of the specific terms of the Debt Securities to be issued thereunder in accordance with the terms of the Indenture, the due authorization, execution and delivery of the Warrant Agreement(s) relating to the Warrants (the “Warrant Agreement”), each in materially the form filed or to be filed as an exhibit to the Registration Statement, by amendment, by incorporation by reference or by Current Reports on Form 8-K), we are of the opinion that:

1.    With respect to the Debt Securities, when the Debt Securities, in substantially the form contained in as appropriate, the Senior Debt Securities Indenture, the Senior Subordinated Debt Securities Indenture or the form of Subordinated Debt Securities Indenture, shall have been authorized, executed, authenticated and delivered in accordance with the terms of the applicable Indenture, including receipt of the consideration set forth therein, the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.    With respect to the Common Stock to be offered by the Company, assuming the consideration offered in exchange for the shares is valid consideration under state law, when the Company receives consideration per share for the Common Stock in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, such Common Stock will be validly issued, fully paid and non-assessable.

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May 8, 2003

3.    With respect to the Common Stock to be offered by the Selling Security Holders, such Common Stock is validly issued, fully paid and nonassessable.

4.    With respect to the Preferred Stock, assuming the consideration offered in exchange for the shares is valid consideration under state law, when issued pursuant to the Certificate(s) of Designations pursuant to Section 151 of the Delaware General Corporation Law in materially the form filed or to be filed as an exhibit to the Registration Statement (the “Certificate of Designations”) and when the Company receives consideration per share for the Preferred Stock in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and non-assessable.

5.    With respect to the Warrants, when the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, delivered and authenticated in accordance with the terms authorized by the Board of Directors of the Company, and if necessary the stockholders of the Company, and the applicable Warrant Agreement, upon payment of the consideration in such an amount as has been or may be determined by the Board of Directors of the Company, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

A.    At or prior to the time of the delivery of any Security:

(i)    the Board of Directors of the Company shall have duly established the terms of such Security, and the Board of Directors of the Company, and if necessary the stockholders of the Company, shall have duly authorized and taken any other necessary action to approve the issuance and sale of such Security in conformity with its Certificate of Incorporation and bylaws, each as amended through such time, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded;

(ii)    the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

(iii)    a prospectus supplement (a “Prospectus Supplement”) will be prepared and duly filed with the Commission describing the Securities offered thereby;

(iv)    the terms of the Securities do not violate any applicable law, any debt securities of the Company or result in a default or breach of any agreement binding upon

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May 8, 2003

the Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company;

(v)    all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity or enforceability of such Securities;

(vi)    with respect to Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement;

(vii)    in the case of an Indenture or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument; and

(viii)    in the case of an underwritten offering, the applicable underwriting agreement shall have been duly authorized, executed and delivered and the Securities so offered shall have been issued and sold in accordance with the terms and conditions of the applicable underwriting agreement.

B.    We express no opinion regarding the effectiveness of any waiver in respect of the Securities of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity.

C.    Our opinions set forth above are subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors’ rights generally, and (b) principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) that may limit the enforceability of any of the remedies, covenants or other provisions of the Securities, the Indenture, the Warrant Agreement, or the Certificate of Designations or the availability of injunctive relief or other equitable remedies or as such principles relate to, limit or affect the enforcement of creditor’s rights generally.

D.    In addition, we express no opinion as to: (a) any provisions of the Securities, the Indenture, the Warrant Agreement, or the Certificate of Designations regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Securities, the Indenture, the Warrant Agreement, or the Certificate of Designations, or (2) for violations or breaches that are determined by a court to be non-material

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May 8, 2003

or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Securities, the Indenture, the Warrant Agreement, or the Certificate of Designations; or (b) the provisions of the Debt Securities or the Indenture that may provide for interest on interest or penalty interest.

E.    This opinion is limited to the current laws of the State of New York, the current federal laws of the United States, and to the limited extent set forth below, the current corporate laws of the State of Delaware, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we considered necessary to render our opinion. We express no opinion as to matters involving the laws of any jurisdiction other than the States of New York and Delaware and the United States, or with respect to Delaware, any laws other than corporate law. We undertake no obligation to advise you as a result of developments occurring after the date hereof including changes in such laws or interpretations thereof, or as a result of facts or circumstances brought to our attention after the date hereof.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities or any sales by the Selling Security Holders pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable Prospectus Supplement) and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/    GISBON, DUNN & CRUTCHER LLP

GIBSON, DUNN & CRUTCHER LLP

RKM/GLS/MAH/RJB